POWER OF ATTORNEY

The undersigned Trustee of Giant 5 Funds Trust (the “Fund”), an open-end, management investment company, organized as a Delaware statutory trust hereby constitutes and appoints Michael G. Willis and Ryan Hickey, and each of them individually, as true and lawful attorney(s) and agent(s) to take any and all actions and execute any and all instruments which said attorney(s) and agent(s) may deem necessary or advisable to enable the Fund to comply with:

(i)           The Securities Act of 1933, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration under such Securities Act of 1933, as amended, of shares of beneficial interest of the Fund to be offered by the Fund and with the registration under state securities laws of shares of beneficial interest of the Fund to be offered by the Fund;

(ii)           the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration of the Fund under the Investment Company Act of 1940, as amended; and

(iii)           state securities and tax laws and any rules, regulations, orders or other requirements of state securities and tax commissions, in connection with the registration under state securities laws of the Fund;

including specifically, but without limitation of the foregoing, power and authority to sign the name of the Fund in its behalf and to affix its seal, and to sign the name of such Trustee or officer in his behalf as such Trustee or officer to any amendment or supplement (including post-effective amendments) to the registration statement or statements, and to execute any instruments or documents filed or to be filed as a part of or in connection with compliance with state securities or tax laws; and the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned place his hands as of the ___ day of March 2006.

__/s/ Michael G. Willis__________	___/s/ Kevin Triguiero____________
Michael G. Willis	Kevin Triguiero
Trustee/President	Trustee

__/s/ Lance Baller_______________	__/s/ Eric Scott Griffin_____________
Lance Baller	Eric Scott Griffin
Trustee	Trustee